SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION

SEANERGY MARITIME HOLDINGS CORP.

INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS
COMMON STOCK

CUSIP Y73760 40 0

THIS CERTIFIES THAT

SPECIMEN

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMONSTOCK, $0.0001 VALUE PER SHARE, OF

Seanergy Maritime Holdings Corp.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This Certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile of the Corporation and the facsimile signatures of its duly authorized officers.

SEANERGY MARITIME HOLDINGS CORP. CORPORATE SEAL 2008 MARSHALL ISLANDS

CHIEF EXECUTIVE OFFICER

SECRETARY

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(New York, N.Y.)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

IT TEN – as joint tenants with right of survivorship and not as tenants in common

TTEE – trustee under Agreement dated ______

UNIF GIFT MIN ACT– ______ Custodian ______
(Cust) (Minor)
under Uniform Gifts to Minors
Act ______
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

______

______

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE.

______

______

______ Shares

of common stock represented by this certificate and do hereby irrevocably constitute and appoint ______

______

attorney, to transfer the said share on the books of the within-named corporation with full power of substitution in the premises.

DATED ______

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:

______

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.